                                                      Registration No. 333-23937
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                LIGHTBRIDGE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE                                                              04-3065140
(State or Other Jurisdiction of                                 (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

30 CORPORATE DRIVE                                                         01803
BURLINGTON, MA                                                        (Zip Code)
(Address of Principal Executive Offices)

      LIGHTBRIDGE, INC. 1996 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN
                   LIGHTBRIDGE, INC. 2004 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                            ------------------------

                              MR. ROBERT E. DONAHUE
                      President and Chief Executive Officer
                                LIGHTBRIDGE, INC.
                               30 Corporate Drive
                         Burlington, Massachusetts 01803
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (781) 359-4000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                 WITH COPIES TO:
                         John D. Patterson, Jr., Esquire
                           Alexander H. Pyle, Esquire
                                 Foley Hoag LLP
                              155 Seaport Boulevard
                           Boston, Massachusetts 02210
                                 (617) 832-1000

                            ------------------------

================================================================================

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                                EXPLANATORY NOTE

      On June 2, 2004, the stockholders of Lightbridge, Inc. ("Lightbridge" or the "Registrant") approved Lightbridge's 2004 Stock Incentive Plan (the "2004 Plan"). The 2004 Plan provides for the issuance of a number of shares of Common Stock equal to (i) 2,500,000 shares, plus (ii) the number of shares remaining available for future grants under Lightbridge's 1998 Non-Statutory Stock Option Plan and 1996 Incentive and Non-Qualified Stock Option Plan (the "Prior Plans") as of the effective date of the 2004 Plan, and plus (iii) the number of shares subject to any stock option granted pursuant to the Prior Plans that expires, is cancelled or otherwise terminates (other than by exercise) after the effective date of the 2004 Plan. The Registrant hereby amends its prior Registration Statement on Form S-8 (Registration No. 333-23937) to reflect that certain of the shares registered thereunder may now be issued pursuant to the 2004 Plan.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the TOWN OF BURLINGTON, MASSACHUSETTS, on this 12th day of October, 2004.

                                     LIGHTBRIDGE, INC.

                                     By: /s/ Robert E. Donahue
                                         ----------------------------
                                         Robert E. Donahue
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert E. Donahue as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which she may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes for her, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities on the dates indicated.

     SIGNATURE                                       TITLE                                   DATE
     ---------                                       -----                                   ----
/s/ Robert E. Donahue             President, Chief Executive Officer and              October 12, 2004
-----------------------           Director (Principal Executive Officer)
Robert E. Donahue

/s/ Timothy C. O'Brien            Vice President, Finance &                           October 12, 2004
-----------------------           Administration and Chief Financial Officer
Timothy C. O'Brien                (Principal Financial and Accounting Officer)

/s/ David G. Turner               Director                                            October 12, 2004
-----------------------
David G. Turner

/s/ Rachelle B. Chong             Director                                            October 12, 2004
-----------------------
Rachelle B. Chong

/s/ Andrew G. Mills               Director                                            October 12, 2004
-----------------------
Andrew G. Mills

/s/ Dorothy A. Terrell            Director                                            October 12, 2004
-----------------------
Dorothy A. Terrell

/s/ Kevin C. Melia                Director                                            October 12, 2004
-----------------------
Kevin C. Melia

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